UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008 (February 25, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
     As of February 25, 2008, Holly Energy Partners, L.P. (the “Partnership”) and Holly Corporation (“Holly,” and together with the Partnership, the “Parties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) for the Partnership to acquire certain pipeline and tankage assets from Holly for a purchase price of $180 million (the “Acquisition”). The purchase price consists of approximately $171,000,000 in cash and common units of the Partnership valued at approximately $9,000,000. The pipeline and tankage assets primarily consist of certain crude oil trunk lines and gathering lines, product and crude oil pipelines and tankage that service Holly’s Lovington and Artesia, New Mexico refining facilities and Woods Cross refining facilities, near Salt Lake City, Utah, as well as a leased jet fuel terminal. The crude oil trunk line assets consist of the Lovington Delivery System, which is an 80 mile system composed of five separate pipelines that service the Lovington refining facility and several associated crude oil storage tanks, and the Artesia Delivery System, which is a 56 mile system composed of eight separate pipelines that service the Artesia refining facility and several associated crude oil storage tanks. The crude gathering operations are located in West Texas and Southeast New Mexico and consist of 47 miles of crude gathering pipelines, over 675 miles of lease connection pipelines, and an additional 22 crude oil tanks. The products pipeline assets consist of a 36 mile pipeline currently dedicated to jet fuel transportation between the Artesia refining facility and a leased jet fuel terminal at Roswell, New Mexico, a 4 mile pipeline dedicated to transporting refined products from the Woods Cross refining facility to the Chevron Pipeline, and a 2 mile pipeline currently dedicated to transporting refined products from the Woods Cross refining facility to the Pioneer Pipeline. The assets also include a 4 mile pipeline dedicated to crude oil transportation from the Chevron Pipeline to the Woods Cross refining facility. The leased jet fuel terminal that is included in the pipeline and tankage assets is leased from the City of Roswell pursuant to a lease agreement expiring in September 2011 that may be renewed for an additional five year term.
     Historically, the pipeline and tankage assets that the Partnership has agreed to acquire from Holly have been operated as part of its more extensive transportation, terminalling, crude oil and refined and intermediate products operations. As a result, Holly has not maintained separate financial statements for these assets.
     The Partnership will finance the Acquisition by borrowing approximately $171 million under its credit facility and the issuance of common units of the Partnership, valued at approximately $9 million, to subsidiaries of Holly. Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition the Parties will enter into a 15-year pipelines and tankage agreement (the “Pipelines and Tankage Agreement”) containing minimum annual revenue commitments from Holly, and the Partnership will grant Holly a second mortgage on the transferred assets to secure the Partnership’s performance under the Pipelines and Tankage Agreement. Holly controls the general partner of the Partnership and owns a 45% interest in the Partnership (before the issuance of the common units of the Partnership to Holly at the closing of the Acquisition), including the general partner interest.
     The description of the Purchase Agreement and Pipelines and Tankage Agreement herein is qualified by reference to the copies of the Purchase Agreement and Pipelines and Tankage Agreement, including exhibits, filed as Exhibits 2.1 and 99.1, respectively, to this report, which are incorporated by reference into this report in their entirety.
Amendment to Credit Agreement

     On February 25, 2008, Holly Energy Partners — Operating, L.P., as the Borrower (the “Borrower”), the Guarantors party thereto, Union Bank of California, N.A., as the Administrative Agent (the “Agent”), and the Banks party thereto (the “Banks”), entered into that certain Agreement and Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) which amended certain terms of the Amended and Restated Credit Agreement among the Borrower, the Agent and the Banks dated as of August 27, 2007. Primarily, the Amendment increased the maximum amount of the revolving credit facility from $100,000,000 to $300,000,000 (which amount can, upon Borrower’s request and upon the satisfaction of certain conditions, be increased by an additional $70,000,000). The Amended and Restated Credit Agreement will be used to finance the cash payment of $171,000,000 for the Acquisition.
     The description of the Amendment herein is qualified by reference to the copy of the Amendment, including exhibits, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Partnership is a guarantor under the Amendment described in Item 1.01 of this report. Upon execution of the Amendment, the Partnership became obligated on a direct financial obligation that is material to the Partnership. The information provided above in the last two paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
     Furnished as Exhibit 99.2 and incorporated herein by reference in its entirety is a copy of a press release issued by the Parties on February 26, 2008, announcing the signing of the Purchase Agreement.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act. By filing this report on Form 8-K and furnishing the information pursuant to Item 7.01, the Partnership makes no admission as to the materiality of any information in this report furnished pursuant to Item 7.01, including Exhibit 99.2, or that any such information includes material investor information that is not otherwise publicly available.
     The information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.2, is summary information that is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise, from time to time. The Partnership disclaims any current intention to revise or update the information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.2, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.

2.1	—	Purchase and Sale Agreement dated as of February 25, 2008 by and among Holly Corporation, Navajo Pipeline Co., L.P., Woods Cross Refining Company, L.L.C.,

Navajo Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Woods Cross, L.L.C. and HEP Pipeline, L.L.C.*

10.1	—	Agreement and Amendment No. 1 to Amended and Restated Credit Agreement dated as of February 25, 2008 by and among Holly Energy Partners — Operating, L.P., as the Borrower, the Guarantors party thereto, Union Bank of California, N.A., as the Administrative Agent, and the Banks party thereto.

99.1	—	Form of Pipelines and Tankage Agreement to be entered into among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C. in connection with the closing of the Purchase Agreement.

99.2	—	Joint Press Release of Holly Corporation and Holly Energy Partners, L.P. issued February 26, 2008.**

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

**	Furnished pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Bruce R. Shaw Bruce R. Shaw
Senior Vice President and Chief Financial Officer
Date: February 27, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
2.1	—	Purchase and Sale Agreement dated as of February 25, 2008 by and among Holly Corporation, Navajo Pipeline Co., L.P., Woods Cross Refining Company, L.L.C., Navajo Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Woods Cross, L.L.C. and HEP Pipeline, L.L.C.*

10.1	—	Agreement and Amendment No. 1 to Amended and Restated Credit Agreement dated as of February 25, 2008 by and among Holly Energy Partners - Operating, L.P., as the Borrower, the Guarantors party thereto, Union Bank of California, N.A., as the Administrative Agent, and the Banks party thereto.

99.1	—	Form of Pipelines and Tankage Agreement to be entered into among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C. in connection with the closing of the Purchase Agreement.

99.2	—	Joint Press Release of Holly Corporation and Holly Energy Partners, L.P. issued February 26, 2008.**

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

**	Furnished pursuant to Regulation FD.